Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-207355 on Form F-3 of our report dated 24 February 2016, relating to the 2015 consolidated financial statements (before retrospective adjustments to the financial statements and related disclosures discussed in Note 41) of Santander UK Group Holdings plc and subsidiaries (not presented herein) appearing in this Annual Report on Form 20-F of Santander UK Group Holdings plc for the year ended 31 December 2017.

/s/ DELOITTE LLP
London, United Kingdom
7 March, 2018